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                                                                EXHIBIT (10)(nn)


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), is made this 22nd day of September, 1999, by and among Howell Drilling, Inc., a Texas corporation (hereinafter called "Seller") and South Texas Drilling & Exploration, Inc., a Texas corporation (hereinafter called "Purchaser").


                                   WITNESSETH:

         WHEREAS, Seller owns two drilling rigs (designated as Rig 1 and Rig 2) and is engaged in the land contract drilling business (the "Drilling Business"); and

         WHEREAS, Purchaser is desirous of purchasing from the Seller the assets of Seller used in Seller's Drilling Business, including Rig 1 and Rig 2.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         1. Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Seller shall sell, transfer and assign to Purchaser and Purchaser shall purchase and acquire from Seller on the Closing Date (as hereinafter defined), all of Seller's right, title, interest and benefit in and to the assets, properties, and rights used in connection with the operation of Seller's Drilling Business which are described below (the "Assets"), free and clear and expressly excluding all debts, liabilities, obligations, taxes, liens and encumbrances of any kind, character or description:

                  (a) All of the Seller's drilling rigs and related equipment (the "Drilling Equipment") (the Drilling Equipment described on
         Schedule 1(a) are designated appropriately as either Rig 1 Assets or Rig 2 Assets, as the case may be), inventory and supplies of Seller (the "Inventory"), Seller's equipment ordinarily kept in its yard in Halletsville, Texas ("Yard Equipment"), Seller's vehicles relating to the Drilling Business ("Vehicles"), and the separator which is currently leased by Seller but which will be purchased by Seller prior to the Closing (as hereinafter defined), all of which are described on
         Schedule 1(a);

                  (b) Seller's office equipment related to the Drilling Business, and all support, maintenance, warranty, and similar agreements relating to such personal property (the "Office Equipment") described on Schedule 1(b);

                  (c) Only those contracts, agreements and commitments of Seller under which Seller has agreed or hereafter agrees (as set forth in Section 8(c) below) to perform land contract drilling for any third party which are set forth on Schedule 1(c) and which have not been performed, in whole or in part, as of the Closing (the "Drilling Contracts"), all of which shall be expressly assumed by Purchaser by written instrument at the Closing. In the event (i) of any adverse change with respect to any Drilling Contract which occurs at



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         any time before Closing or (ii) any Drilling Contract entered into after the date hereof and added to Schedule 1(c) pursuant to Section 8(e) shall contain terms and conditions, taken as a whole, that are not as favorable in any material respect as those contained in the other Drilling Contracts listed in Schedule 1(c) as reasonably determined by Purchaser, then Purchaser shall have the right to terminate this Agreement by giving written notice to such effect to Seller. Notwithstanding the foregoing provisions of this Section 1(c), if Seller commences performance under any such Drilling Contract prior to the Closing, such Drilling Contract shall be deemed to have been deleted from Schedule 1(c), shall not be assigned to or assumed by Purchaser and shall be performed by Sellers, for its own account, pursuant to the Lease Agreement (as hereinafter defined);

                  (d) Those contracts, agreements and commitments of Seller set forth on Schedule 1(d) (the "Ancillary Agreements"), all of which shall be expressly assumed by Purchaser by written instrument at Closing;

                  (e) Seller's business records which relate to the Drilling Business as conducted by Seller during the past four years, including but not limited to personnel records, manuals, drilling files, well files, insurance files, bit record files, customer lists, drilling reports, maintenance records and supplier lists (collectively, "Business Records"); provided, however, Seller shall have the right to reasonable access to, and to copy, such records for a period of four years following the Closing Date; and, provided further, however, that such business records shall not include records, reports or other information relating to Seller's drilling activities in the Halletsville Field.

                  (f) All personal property acquired after the date of this Agreement but prior to Closing by Seller relating to the Drilling Business, all of which shall be included in the appropriate Schedules at the time of acquisition.

         The term "Assets" does not include, and Seller is not selling to Purchaser, any cash or cash equivalents, deposits, accounts receivable, trademarks, service marks or tradenames of Seller, any interests of Seller in oil and gas properties or any other property or assets of Seller not described above.

         2. Assumption of Liabilities. Except for (i) the obligations and liabilities arising after Closing under the Drilling Contracts and the Ancillary Agreements and (ii) property taxes relating to the Assets after taking into account appropriate prorations thereof as provided in Section 11(a) hereof, (collectively, the "Assumed Liabilities"), Purchaser does not and shall not assume or be responsible for any obligation or liability of Seller whatsoever.

         3. Consideration.

                  (a) Based on the representations, warranties and agreements contained herein and subject to the terms and conditions set forth herein, Purchaser shall purchase, and Seller agrees to sell, assign, transfer and vest in Purchaser, the Assets for a total cash



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         consideration of Two Million Five Hundred Thousand Dollars
         ($2,500,000.00) (the "Purchase Price").

                  (b) As additional consideration for the Assets, at the Closing Purchaser and Seller shall execute and deliver the Assignment and Assumption Agreement in the form attached hereto as Exhibit "A" under the terms of which Purchaser shall assume the Assumed Liabilities.

                  (c) The Purchase Price paid by Purchaser for the Assets shall be allocated to the Assets shall be allocated to the Assets on the basis of the relative values set forth in the appraisal dated August 16, 1999, conducted by M. E. L. Valuations, Inc. The parties agree that such allocation shall be reported on Internal Revenue Service Form 8594.

         4. Closing. In the event that Purchaser and Seller satisfy those conditions set forth in this Agreement, or the conditions unsatisfied are waived in writing, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 A.M., local time on or before September 30, 1999, or such other date as the parties mutually agree, and the parties shall endeavor to effect the Closing on a date when both Rig 1 and Rig 2 will have completed drilling operations and have not yet started new drilling operations. The time and date of the Closing shall be referred to herein as the "Closing Date." The Closing shall take place at the offices of Matthews & Branscomb, P.C., 106 S. St. Mary's Street, San Antonio, Texas, or such other time and place as the parties mutually agree. In the event that either Rig 1 or Rig 2 (including drill pipe and collars) is in use at the time of Closing, notwithstanding the parties' efforts to schedule the Closing at a time when both the Rig 1 Assets and Rig 2 Assets are not in use, Seller shall lease either the Rig 1 Assets or Rig 2 Assets (including drill pipe and collars), as the case may be, to complete for its own account the drilling operations which are in progress at the time of Closing, pursuant to the terms of the Lease Agreement attached as Exhibit "B" to this Agreement (the "Lease Agreement"). The appropriate Rig Assets (including drill pipe and collars) shall be designated on Exhibit A to the Lease Agreement and the drilling contract which the Seller is performing at such time shall be appropriately referenced on Exhibit B to the Lease Agreement.

                  (a) Seller's Obligations at Closing. At the Closing, Seller agrees to deliver to Purchaser the following:

                  (i) To the Purchaser, executed bills of sale, assignments, certificates of title for motor vehicles, and such other instruments satisfactory in form and substance to Purchaser pursuant to which Seller shall convey the Assets to Purchaser;

                  (ii) To the Purchaser, certificates as to the existence and good standing of Seller (as of the date not earlier than ten days prior to the Closing) in the State of Texas;

                  (iii) To the Purchaser, resolutions evidencing the authorization of the execution, delivery and performance of this Agreement by Seller and the



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                  consummation of the transactions contemplated hereby,
                  certified by the Secretary of Seller;

                  (iv) To the Purchaser, a certificate dated as of the Closing Date and signed by the President of Seller to the effect that the representations and warranties of Seller set forth in this Agreement, as of the date of this Agreement and as of the Closing, are true and correct in all material respects and that all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing have been so performed or complied with;

                  (v) To the Purchaser, a certificate of No Tax Due issued by the Comptroller of the State of Texas indicating that no sales tax, motor vehicle tax, employment tax, or other tax is due and owing to the State of Texas;

                  (vi) To the Purchaser, a certified search of the UCC records of the Secretary of State of the State of Texas and the applicable counties where Seller resides, showing that the Assets are free and clear of any liens or encumbrances, or executed UCC-3 termination statements releasing any security interest are reflected in such search;

                  (vii) To the Purchaser, such additional certificates, proceedings, instruments and other documents as Purchaser may reasonably request to evidence compliance by Seller with this Agreement and applicable legal requirements and the performance and satisfaction by Seller, at or prior to the time of Closing, of all agreements then to be performed and all conditions then to be satisfied by Seller;

                  (viii) To the Purchaser, the Assignment and Assumption Agreement in the form attached as Exhibit "A" executed by Seller and Purchaser under which the Seller assigns all of its rights under the Drilling Contracts and the Ancillary Agreements;

                  (ix) If, at the time of Closing, the Assets designated as Rig 1 Assets on Schedule 1(a) or the Assets designated as Rig 2 Assets on Schedule 1(a) are being operated by Seller, the Seller shall deliver the Lease Agreement attached hereto as Exhibit B executed by the Purchaser and the Seller, with respect to either the Rig 1 Assets or Rig 2 Assets, whichever are in use at the time of the Closing; and

                  (x) To the Purchaser, to the extent that any Ancillary Agreement or any contract or commitment is not freely assignable by the Seller, and if the Seller shall have obtained the same through its reasonable best efforts, the Seller shall provide written consents by the parties to such agreements, authorizing the assignment by the Seller to the Purchaser.

                  (b) Purchaser's Obligations at Closing. At the Closing, Purchaser agrees to deliver to Seller, the following:



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                  (i) To the Seller, $2,500,000.00 by wire transfer, to an
                  account in San Antonio, Texas designated by Seller at or prior to the Closing;

                  (ii) To the Seller, the fully executed Assignment and Assumption Agreement in the form attached as Exhibit "A" under which the Purchaser assumes the Assumed Liabilities;

                  (iii) If, at the time of Closing, the Assets designated as Rig 1 Assets on Schedule 1(a) or the Assets designated as Rig 2 Assets on Schedule 1(a) are being operated by Seller, the Purchaser shall deliver the Lease Agreement attached hereto as
                  Exhibit 3 executed by the Purchaser and the Seller, with respect to either the Rig 1 Assets or Rig 2 Assets, whichever are in use at the time of the Closing;

                  (iv) To the Seller, resolutions evidencing the authorization of the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby, certified by the Secretary of Purchaser;

                  (v) To the Seller, a certificate dated as of the Closing Date and signed by the President of Purchaser to the effect that the representations and warranties of Purchaser set forth in this Agreement, as of the date of this Agreement and as of the Closing, are true and correct in all material respects and that all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing have been so performed or complied with; and

                  (vi) To the Seller, such additional certificates, proceedings, instruments and other documents as Seller may reasonably request to evidence compliance by Purchaser with this Agreement and applicable legal requirements and the performance and satisfaction by Purchaser, at or prior to the time of Closing, of all agreements then to be performed and all conditions then to be satisfied by Purchaser.

                  (c) In addition, at Closing, Purchaser shall offer to employ
         E. E. Burns pursuant to the terms of the Employment Agreement attached as Exhibit "C".

         5. Delivery of Assets. At the Closing, Seller shall deliver and transfer title to the Assets to Purchaser free, clear and discharged of and from any and all liens, charges, equities, security interests, encumbrances, claims and demands of every kind and character whatsoever. The Drilling Equipment shall be rigged down at the locations of the last completed drilling contracts and delivery of the Drilling Equipment and Inventory shall be deemed to occur at Closing at such locations. The Office Equipment and Business Records shall be appropriately boxed and packaged for pick-up by Purchaser at Seller's office in San Antonio, Texas and delivery shall be deemed to occur at Closing at such location. Delivery of the Yard Equipment shall occur at Closing at Seller's Yard in Halletsville, Texas. Purchaser shall have 30 days to pick-up the Yard Equipment after Closing, with no charge to Purchaser for storage. The certificates of title



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to the Vehicles shall be delivered at Closing at Purchaser's offices in San
Antonio, Texas. The above notwithstanding, to the extent that at Closing the Rig 1 Assets or Rig 2 Assets are being used to perform a drilling contract on behalf of Seller, such assets shall not be rigged down, but shall be deemed delivered to the Purchaser at the Closing, and shall continue in possession of the Seller pursuant to the terms and conditions of the Lease Agreement until termination of the Lease Agreement.

         (a) Risk of Loss. It is expressly agreed that the title to, and the risk of loss of, all of the Assets shall pass to the Purchaser at Closing. After Closing, to the extent that Seller continues to possess the Rig 1 Assets or Rig 2 Assets under the Lease Agreement, Seller agrees to maintain all insurance on such Rig 1 Assets or Rig 2 Assets, as required by the Lease Agreement. All such policies shall name the Purchaser as the named insured and sole loss payee. In addition, Purchaser shall be named as an insured on all general liability policies of the Seller during the term of the Lease Agreement.

         6. Covenants, Representations and Warranties of Seller. Seller covenants, represents and warrants to Purchaser as follows and acknowledge that Purchaser is relying upon such representations and warranties in entering into this Agreement:

                  (a) Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to carry on its business as now being conducted. Seller is not qualified as a foreign corporation in any jurisdiction.

                  (b) Corporate Authority. The execution, delivery and performance of this Agreement, and the obligations undertaken by Seller herein, have been, or prior to the Closing will be, duly authorized and approved by the Board of Directors of Seller and by the shareholders of Seller.

                  (c) No Violation of Agreements, Etc. This Agreement constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, and this Agreement and all transactions contemplated hereby will not result in the violation of any terms of the Articles of Incorporation or By-Laws of Seller or any law applicable to the Drilling Business or, except for the requirement for any consent or approval set forth in Schedule 6(g), any agreement to which Seller is a party or by which it is bound.

                  (d) Title to Assets. Seller presently owns all of the Assets, free and clear of all liens, charges, equities, pledges, mortgages, leases, options, assessments, security interests, restrictions and other encumbrances of any kind whatsoever ("Liens"), other than those disclosed in Schedule 6(d) (the "Existing Liens"), and Seller has, and on the Closing Date will have, full right, power, title and authority to sell, transfer and convey the Assets to Purchaser, free and clear of all Liens, including the Existing Liens.

                  (e) No Litigation. Except as described on Schedule 6(e), there presently exists no litigation, proceeding, action, claim, arbitration, or investigations at law, in equity or



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         otherwise, pending or threatened against Seller which relates to the
         Drilling Business, and Seller has no knowledge of any facts or circumstances that would indicate that any such claim exists. Seller is not subject to any notice, writ, injunction, order, or decree of any court, agency, or other governmental authority affecting the Drilling Business and in which it is a named party. Seller has not been served with process or otherwise received formal notice with respect to, nor, to Seller's knowledge, has Seller been threatened with, any litigation or judicial, administrative, arbitration or other proceeding affecting the Drilling Business or the Assets.

                  (f) Brokers. If Seller has retained any broker in connection with the transactions contemplated by this Agreement, Seller shall be solely responsible for the payment of any compensation due such broker by Seller.

                  (g) Contracts/Assignments. Other than those agreements set forth on Schedule 6(g), the lists of contracts and agreements identified on Schedules 1 (b), (c) and (d) are complete and accurate lists of all contracts and agreements between Seller and any other person related to the Drilling Business. Each of the Drilling Contracts and Ancillary Agreements described or referred to in Schedules 1(c) and 1(d) are valid and binding obligations of Seller and, to the knowledge of Seller, the party or parties thereto. None of the parties to any of such contracts or agreements has terminated, canceled, or modified any of such contracts or agreements and neither Seller nor, to the knowledge of Seller, any other party is in default thereunder. Each of the Drilling Contracts and Ancillary Agreements may be freely assigned by Seller to Purchaser without the requirement of any consent or approval, except as set forth in Schedule 6(g). True and complete copies of the Drilling Contracts and the Ancillary Agreements have been provided to Purchaser and true and complete copies of any Drilling Contracts entered into after the date hereof will be provided to Purchaser when executed and delivered by Seller.

                  (h) Personal Property. Seller owns all of the Assets free and clear of any Liens, other than those Existing Liens set forth in
         Schedule 6(d) which will be released prior to or contemporaneously with the Closing. The Assets described in Schedules 1(a)-1(f) are a fill and complete list of all tangible and intangible personal property of Seller used in connection with the Drilling Business, and such property constitutes all of the assets necessary for the conduct of the Drilling Business as presently conducted. Seller has delivered or will deliver at Closing all support, maintenance, warranty, and similar agreements related to such property. Each of such assets is in good operating condition and at the time the Assets are delivered to Purchaser at the Closing, each of the Assets will be in good operating condition, subject to reasonable wear and tear. In order to ensure that the Assets are in good operating condition, immediately prior to Closing, the Seller and Purchaser shall conduct a joint inspection of the Assets. In addition, at all times prior to Closing, the Seller shall provide Purchaser with accurate daily drilling reports which shall specify any loss or damage to any of the Assets. It is understood and agreed that ALL ASSETS BEING PURCHASED FROM SELLER HEREUNDER ARE BEING PURCHASED AND SOLD "AS IS" AND "WHERE IS", WITH NO WARRANTY, EXPRESSED OR IMPLIED, OF ANY KIND, INCLUDING NO WARRANTY AS



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         TO FITNESS, CONDITION OR SUITABILITY FOR ANY INTENDED PURPOSE. The
         Drilling Business constitutes a separate and identifiable business of Seller and the income and expenses attributable to the Drilling Business could be separately established from the books of account or records of Seller. The Assets constitute the entire operating assets of the Drilling Business.

                  (i) Permits and Approvals. Except as set forth in Schedule 6(i), Seller has no permits, approvals, authorizations, licenses, consents, certifications, qualifications or clearances held, used, or required in the conduct of the Drilling Business, and none (other than those set forth in Schedule 6(i)) are required to be held by Seller.

                  (j) Compliance with Laws. To Seller's knowledge, the Drilling Business has been conducted in compliance with all statutes, ordinances, codes, restrictions, regulations, and other governmental requirements, including all Environmental Laws (as hereafter defined), except where the failure to so comply would not have a material adverse effect on the Drilling Business or the Assets.

                  (k) Taxes. The Assets are not in any manner encumbered by any liens arising out of unpaid taxes except for liens for current taxes not yet due and payable.

                  (l) True and Correct Copies. Seller has delivered or made available to Purchaser, but subject to the provisions of the Confidentiality Agreement (as hereinafter defined), true, correct, and complete copies of all contracts, agreements and documents referred to in this Agreement or material to the Drilling Business, together with all modifications thereof and amendments thereto, and all customer lists, supplier lists, maintenance records and daily drilling reports with respect to the Drilling Business and all other materials constituting the Business Records (as herein defined).

                  (m) Insurance. Schedule 6(m) contains a list of the policies and contracts (including insurer, named insured, type of coverage, limits of insurance, required deductibles or co-payments, annual premiums and expiration date) for fire, casualty, liability and other forms of insurance maintained by, or for the benefit of Seller, in connection with the Drilling Business. All such policies are in full force and effect. Seller has not received any notice of cancellation or non-renewal or of significant premium increases with respect to any policy. All premiums due prior to the date hereof for the period prior to the date hereof with respect to such policies have been timely paid, and all premiums due before the Closing Date for periods between the date hereof and the Closing Date will be timely paid.

         7. Covenants, Representations and Warranties of Purchaser. Purchaser covenants, represents and warrants to Seller as follows and acknowledges that Seller is relying upon such representations and warranties in entering into this
Agreement:



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                  (a) Corporate Existence. Purchaser is a corporation duly
         organized, validly existing and in good standing under the laws of Texas and has the corporate power to carry on its business as now being conducted.

                  (b) Corporate Authority. The execution, delivery and performance of this Agreement, and the obligations undertaken by the Purchaser herein, have been duly authorized by all necessary corporate action by and on behalf of the Purchaser.

                  (c) No Violation of Agreements. This Agreement constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, and this Agreement and all transactions contemplated hereby will not result in the violation of any terms of the Articles of Incorporation or By-Laws of Purchaser or any law or agreement to which Purchaser is a party or by which it is bound.

                  (d) Brokers. If Purchaser has retained any broker in connection with the transactions contemplated by this Agreement, Purchaser shall be solely responsible for the payment of any compensation due such broker by Purchaser.

         8. Actions before Closing.

                  (a) Access. Between the date hereof and the Closing Date, Seller shall afford Purchaser and its counsel and other representatives reasonable access during normal business hours to Seller's contracts, properties and facilities which form a part of the Drilling Business, and Seller shall instruct its officers, employees, accountants and agents to fully cooperate with Purchaser and its counsel, accountants, lenders and other representatives in its investigation and to furnish such additional information as Purchaser and its counsel and other representatives may from time to time reasonably request. Seller specifically covenants that Seller will permit Purchaser to conduct such tests and investigations of the Assets as Purchaser may reasonably request. In addition, but subject to the provisions of the Confidentiality Agreement, Purchaser shall be permitted to make abstracts from, or take copies of, such documentation relating to the Assets as may be reasonably required by Purchaser.

                  (b) Interim Conduct of the Drilling Business. Seller hereby covenants to Purchaser that, from the date hereof to the Closing, Seller will conduct the Drilling Business only in the ordinary and usual course, consistent with past practices. Without limiting the generality of the foregoing, Seller hereby covenants to Purchaser that, insofar as the Drilling Business is concerned, Seller will use its reasonable best efforts to:

                  (i) preserve the Drilling Business and Seller's relationships with suppliers, customers, employees, creditors, and others having business dealings with the Drilling Business;

                  (ii) maintain in full force and effect its existing policies of insurance listed on Schedule 6(m);



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                  (iii) maintain the Assets in good operating condition and
                  repair, subject to reasonable wear and tear;

                  (iv) continue performance in the ordinary course of its obligations under the Drilling Contracts and Ancillary Agreements; and

                  (v) subject to reasonable advance notice to Seller and cooperation in scheduling the same, permit employees or other representatives of Purchaser to consult with Seller's employees who are employed in the Drilling Business in the performance of their jobs for a period of not more than two weeks prior to the Closing Date, provided that any such discussions will be performed in a manner that will not disrupt the operation of the Drilling Business.

                  (c) Purchaser's Approval of Certain Transactions. Seller hereby covenants to Purchaser that from the date hereof to the Closing, Seller shall not do any of the following acts without the prior written consent of Purchaser:

                  (i) sell, transfer, encumber or assign any of the Assets (except to Purchaser in accordance with this Agreement or in connection with the replacement of such Assets in the ordinary course of business); or

                  (ii) enter into any transaction, contract or commitment outside of the ordinary course of business.

                  (d) Consent to Assignment. Seller hereby covenants to Purchaser that Purchaser will use its reasonable best efforts to obtain, prior to the Closing, the consents and approvals which are necessary to assign the Drilling Contracts and Ancillary Agreements. Any and all such approvals and consents shall be in writing, signed by the person entitled to consent or approve, and shall be delivered to Purchaser at Closing.

                  (e) Schedule Updates. Seller and Purchaser shall update by amendment or supplement each of the Schedules referred to herein and any other disclosure in writing from either party required by this Agreement to be disclosed by Seller or Purchaser promptly upon any change in the information set forth in such Schedules or other disclosures, and each party hereby represents and warrants to the other that such Schedules and such written disclosures, as so amended or supplemented by them, shall be true and correct as of the dates thereof; provided however, that the inclusion of any information in any such amendment or supplement, not included in the original Schedule or other disclosure at or prior to the date of this Agreement, shall not limit or impair any right that either party might otherwise have respecting the representations and warranties of Purchaser contained in this Agreement.

                  (f) Reports. On a daily basis, Seller shall provide Purchaser, via telefax, with the daily drilling reports pertaining to the operation of the Drilling Equipment. In addition,


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        as situations occur, Seller shall promptly notify Purchaser in writing with respect to any material damage to the Assets.

        9. Conditions Precedent to Closing by Purchaser. Except as expressly waived in writing by the Purchaser, the obligation of Purchaser to purchase the Assets is subject to the following conditions:

                (a) Approvals. All corporate and other proceedings or actions to be taken by Seller in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to Purchaser and Purchaser's counsel. All consents set forth in Schedule 6(g) which must be obtained to assign the Drilling Contracts and Ancillary Agreements shall have been obtained.

                (b) Title. Transfer of title on the Closing Date, by Seller to Purchaser, of the Assets, free and clear of all Liens, including the Existing Liens, and delivery of the Assets on the Closing Date (except to the extent delivery of the Rig 1 or Rig 2 Assets is made subject to the Lease Agreement), free and clear of all Liens, including the Existing Liens.

                (c) Covenants. The fulfillment and/or performance of all agreements, conditions and covenants of Seller contained herein on or prior to the Closing Date.

                (d) Representations. The representations and warranties of Seller shall be true, accurate, and complete in all material respects as of the date hereof and as of Closing.

                (e) Documents. Delivery on the Closing Date, by Seller to Purchaser, of all such instruments of transfer, bills of sale, endorsements, assignments, and other instruments of transfer and conveyance, in form and substance reasonably satisfactory to Purchaser, as are necessary to vest in Purchaser good and indefeasible title to the Assets free and clear of all Liens, including Existing Liens.

                (f) Tax Certificate. Purchaser shall have received, in accordance with Section 111.020(c) of the Texas Tax Code, a certificate stating that no taxes are due by Seller.

                (g) Damage to Assets. In the event that any of the Assets are materially damaged or destroyed before the Closing Date, Purchaser may, at its option and as its sole remedy, terminate this Agreement or close the transactions contemplated by this Agreement, in which latter event Purchaser shall receive all of the insurance proceeds resulting from such damage or destruction.

                (h) Litigation. There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the actions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending or threatened;

                (i) Deliveries Required by Seller. Seller shall have delivered to Purchaser all of the items enumerated in Section 4(a).

        10. Conditions Precedent to Closing by Seller. The obligation of Seller to sell the Assets is subject to the following conditions:

                (a) Deliveries Required by Purchaser. Purchaser shall have delivered to Seller all items enumerated in Section 4(b).

                (b) Seller shall have obtained the requisite approval of this Agreement and the transactions contemplated hereby from its shareholders.

        11. Additional Covenants.

                (a) Proration of Taxes and Other Items. All personal property taxes applicable to the Assets shall be prorated to the Closing Date, and after giving effect to such proration adjustments Purchaser shall assume the obligation to pay such taxes for the current tax year. All motor vehicle transfer fees and taxes necessary to effect the transfer of the titles to the Vehicles from Seller to Purchaser shall be borne by Purchaser.

                (b) Transfer and Liability. Seller has the sole responsibility for any employment rights or benefits which any of its employees may have. Purchaser has no obligation whatsoever to employ any such employees or to pay any benefits which any employee has or claims to have by virtue of an employment relationship with Seller. Purchaser shall have the right to interview all of the employees of Seller. If Purchaser elects to hire an employee of Seller, Seller agrees to cooperate and not to interfere with such employee becoming an employee of Purchaser. However, Purchaser shall not employ any employee of Seller while they are assigned to Rig 1 or Rig 2, as the case may be, until the termination of the Lease Agreement. Seller shall be solely responsible for any salary, wages, bonuses, commissions, accrued vacation time, sick leave time, profit sharing or pension benefits and any other compensation or benefits as well as any actions or causes of action, including, but not limited to, unemployment compensation claims and workers compensation claims which may be asserted by and determined by a court or appropriate agency ruling to be due to any of its employees which are not hired by Purchaser or by any of its employees which are hired by Purchaser if the claims of such hired employee relate to or arise from employment with Seller or termination of employment by Seller.

                (c) Trading in Stock. Until the Closing, Seller will not trade (and Seller shall advise its employees, shareholders, officers and directors who have knowledge of this Agreement, not to trade) in any of the stock of the Purchaser and acknowledge that any such trading may be a violation of law and subject Seller to substantial liabilities. In order to protect against such unlawful trading in the Purchaser's stock, until the Closing, Seller agrees to keep the existence of this Agreement and the terms thereof confidential and only to disclose the existence of this Agreement and its terms, on an as needed basis. Purchaser acknowledges that Seller is required to disclose the existence of this Agreement and the terms hereof to its shareholders for purposes of obtaining their consideration and approval of this Agreement.

                (d) Survival of Covenants. Except with respect to (i) the representations and warranties of Seller set forth in Section 6(d) hereof and in the last two sentences of Section 6(h) hereof and (ii) the agreement of Purchaser to assume and perform the Assumed Liabilities, which representations and warranties of Seller and agreement of Purchaser shall survive indefinitely, and except for the Employment Agreement described in Section 4(c), the warranties, covenants, promises, undertakings, and obligations of each of the parties hereto, whether set forth in this Agreement, or in any document, exhibit or schedule delivered in connection with this Agreement shall survive the Closing for a period of one year following the Closing Date and then expire and, in the event of the dissolution and liquidation of Seller or Purchaser, survive such dissolution and liquidation and continue, notwithstanding such dissolution and liquidation, to be performable by, and actionable and enforceable against, any person, or persons, to whom, or to which, any of the assets of and property of Seller or Purchaser, shall have been distributed as a result of such dissolution and liquidation, but the liability of any such person on account thereof shall be limited to the assets and property received by any such person in any such distribution.

                (e) Further Consents and Conveyances. After the Closing, Seller shall, without further cost or expense to Purchaser, execute and deliver to Purchaser, such additional instruments of conveyance, and take such other and further actions to more completely sell, transfer, and assign to Purchaser, the Assets. In addition, to the extent that any consent or approval was not obtained prior to Closing and Purchaser nevertheless elected to proceed with Closing, Seller shall continue to use its reasonable best efforts to obtain from such person or persons any such consents or approvals.

                (f) Books and Records. If, in the reasonable opinion of Matthews & Branscomb, P.C., acting as counsel to Purchaser, it is necessary to do so in order for Purchaser to comply with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, during the two-year period following the Closing, Purchaser shall have the right to conduct an audit of Seller's Drilling Business operations, in which event Seller will fully cooperate with Purchaser and allow access to such books and records as is necessary to conduct such audit, but at no expense to Seller. As such, the books and records of Seller relating to the Drilling Business shall be maintained by Seller for a period of two years from the date of Closing.

                (g) Non-competition. Seller agrees that for a period of five years from the Closing, it will not engage in the Drilling Business anywhere in the State of Texas, whether as an owner, partner, shareholder, consultant or in any other capacity whatsoever. The parties agree that $5,000.00 of the Purchase Price shall be allocated to this covenant not to compete. The foregoing provisions of this
        Section 11(g) shall not apply to the ownership, directly or indirectly, in shares of stock or other securities of a corporation traded on a national securities exchange or on the national over-the-counter market that constitute less than 5% of the class of such stock or other securities of such corporation issued and outstanding at the time of the acquisition thereof.

                (h) Confidentiality. Seller and Purchaser have heretofore entered into that certain Confidentiality Agreement dated August 4, 1999 and accepted by Purchaser on August 5, 1999 (the "Confidentiality Agreement"), and Seller and Purchaser hereby ratify and confirm the Confidentiality Agreement and agree that the provisions thereof are incorporated herein by reference and, that if the Closing hereunder shall not occur, the Confidentiality Agreement and the provisions thereof shall survive for a period of one year from the date hereof.

        12. Indemnification.

                (a) EACH PARTY, WHETHER THE SELLER OR THE PURCHASER ("INDEMNIFYING PARTY"), SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS, AND ITS SUCCESSORS AND ASSIGNS (THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COSTS, LOSSES, CLAIMS, LIABILITIES, FINES, EXPENSES, PENALTIES, AND DAMAGES (INCLUDING INTEREST, REASONABLE LEGAL AND ACCOUNTING FEES, COURT COSTS AND FEES AND COSTS ON APPEAL, COSTS OF ARBITRATION AND DISBURSEMENTS OF COUNSEL) ("DAMAGES") SUFFERED BY AN INDEMNIFIED PARTY AS A PROXIMATE RESULT OF:

                        (i) ANY BREACH, VIOLATION, FALSIFICATION, FAILURE TO
                SATISFY, OR OTHER DEFAULT IN ANY RESPECT OF ANY WARRANTY, COVENANT OR REPRESENTATION PROVIDED HEREIN BY THE INDEMNIFYING PARTY.

                        (ii) ANY LIABILITY ARISING OUT OF THE OWNERSHIP, USE OR
                OPERATION BY THE INDEMNIFYING PARTY OF THE ASSETS OR DRILLING BUSINESS, INCLUDING, WITHOUT LIMITATION, THE VIOLATION OF ANY ENVIRONMENTAL LAW, RULE OR REGULATION, AND INCLUDING ANY LIABILITY ARISING OUT OF OR ATTRIBUTABLE TO ACTS OR OMISSIONS WITH RESPECT TO THE DRILLING CONTRACTS AND THE ANCILLARY AGREEMENTS.

                        (iii) THE PRESENCE, MANAGEMENT, PRODUCTION, REFINEMENT,
                MANUFACTURE, PROCESSING, DISTRIBUTION, USE, TREATMENT, SALE, STORAGE, DISPOSAL, TRANSPORTATION OR HANDLING, OR THE EMISSION, DISCHARGE, RELEASE, OR THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCES BY THE INDEMNIFYING PARTY; ANY DEATH, PERSONAL INJURY OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT OF OR RELATED TO SUCH HAZARDOUS SUBSTANCES; ANY ACTION, SUIT, PROCEEDING OR INVESTIGATION BROUGHT OR THREATENED, SETTLEMENT REACHED OR GOVERNMENTAL ORDER RELATING TO SUCH HAZARDOUS SUBSTANCES; AND ANY VIOLATION OF ANY ENVIRONMENTAL LAW BY THE INDEMNIFYING PARTY OR ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR REPRESENTATIVES.

                (b) THE FOLLOWING TERMS USED IN THIS SECTION 12 HAVE THE MEANINGS SET FORTH BELOW:

                "ENVIRONMENTAL LAWS" SHALL MEAN ALL FEDERAL, STATE, COUNTY, MUNICIPAL AND LOCAL, FOREIGN AND OTHER STATUTES, LAWS, REGULATIONS AND ORDINANCES WHICH RELATE TO OR DEAL WITH PROTECTION OF HUMAN HEALTH OR THE ENVIRONMENT, ALL AS MAY BE FROM TIME TO TIME AMENDED.

                "HAZARDOUS SUBSTANCE(S)" SHALL MEAN (i) ANY FLAMMABLE SUBSTANCES, EXPLOSIVES, RADIOACTIVE MATERIALS, HAZARDOUS SUBSTANCES, HAZARDOUS WASTES, TOXIC SUBSTANCES, POLLUTANTS, CONTAMINANTS OR ANY RELATED MATERIALS OR SUBSTANCES IDENTIFIED IN OR REGULATED BY ANY OF THE ENVIRONMENTAL LAWS, AND (ii) ASBESTOS, POLYCHLORINATED BIPHEYLS, UREA FORMALDEHYDE, NUCLEAR FUEL OR MATERIAL, CHEMICAL WASTE, EXPLOSIVES, KNOWN CARCINOGENS, PETROLEUM PRODUCTS AND BY-PRODUCTS (INCLUDING ANY FRACTION THEREOF) AND RADON.

                (c) THE INDEMNIFIED PARTIES SHALL GIVE NOTICE TO THE INDEMNIFYING PARTY OF AN EVENT GIVING RISE TO THE OBLIGATION TO INDEMNIFY, ALLOW THE INDEMNIFYING PARTY TO ASSUME AND CONDUCT THE DEFENSE OF THE CLAIM OR ACTION, AND SHALL COOPERATE WITH THE INDEMNIFYING PARTY IN THE DEFENSE THEREOF. AN INDEMNIFIED PARTY SHALL NOT ENTER INTO A SETTLEMENT OF ANY CLAIM OR ACTION SUBJECT TO INDEMNIFICATION WITHOUT THE CONSENT OF THE INDEMNIFYING PARTY, WHICH CONSENT SHALL NOT UNREASONABLY BE WITHHELD.

                (d) IF THE CLOSING HEREUNDER OCCURS, EXCEPT WITH RESPECT TO (i) THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 6(d) HEREOF AND IN THE LAST TWO SENTENCES OF SECTION 6(h), AND (ii) THE AGREEMENT OF PURCHASER TO ASSUME AND PERFORM THE ASSUMED LIABILITIES, WHICH REPRESENTATION AND WARRANTIES OF SELLER AND AGREEMENT OF PURCHASER SHALL SURVIVE INDEFINITELY, THE INDEMNIFYING PARTY WILL HAVE NO LIABILITY WITH RESPECT TO ANY REPRESENTATION OR WARRANTY OR ANY COVENANT OR AGREEMENT TO BE PERFORMED OR COMPLIED WITH AT OR PRIOR TO THE CLOSING, UNLESS ON OR BEFORE THE FIRST ANNIVERSARY OF THE CLOSING DATE THE INDEMNIFIED PARTIES NOTIFY THE INDEMNIFYING PARTY OF A CLAIM SPECIFYING THE FACTUAL BASIS OF THAT CLAIM IN REASONABLE DETAIL TO THE EXTENT THEN KNOWN BY THE INDEMNIFIED PARTIES.

                (e) NOTWITHSTANDING ANY PROVISIONS CONTAINED IN THIS SECTION 12 TO THE CONTRARY, THE INDEMNIFYING PARTY SHALL NOT HAVE THE OBLIGATION TO INDEMNIFY THE INDEMNIFIED PARTIES WITH RESPECT TO AN INDEMNIFIABLE CLAIM UNTIL THE INDEMNIFIED PARTIES HAVE SUFFERED DAMAGES IN EXCESS OF $25,000, AFTER WHICH THE INDEMNIFYING PARTY SHALL BE OBLIGATED ONLY TO INDEMNIFY THE INDEMNIFIED PARTIES AGAINST FURTHER DAMAGES IN EXCESS THEREOF, BUT IN NO EVENT SHALL THE INDEMNIFYING PARTY'S INDEMNIFICATION OBLIGATIONS HEREUNDER EXCEED THE AGGREGATE AMOUNT OF $1,000,000; PROVIDED, HOWEVER, THESE LIMITS SHALL NOT APPLY TO CLAIMS AND LIABILITIES RELATING TO (i) THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 6(d) AND (ii) THE AGREEMENT OF PURCHASER TO ASSUME AND PERFORM THE ASSUMED LIABILITIES.

                (f) SUBJECT TO THE RIGHT OF THE PARTIES TO PURSUE INJUNCTIVE RELIEF WITH RESPECT TO SECTION 11(f) CONCERNING NON-COMPETITION AND
        SECTION 11(g) CONCERNING

CONFIDENTIALITY, SELLER AND PURCHASER AGREE THAT THE INDEMNIFICATION PROVISIONS OF THIS SECTION 12 SHALL BE THE EXCLUSIVE REMEDY OF SELLER AND PURCHASER AND ALL OF THE OTHER INDEMNIFIED PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        13. Arbitration. All disputes, controversies or claims that may arise among the parties hereto including, without limitation, any dispute, controversy or claim arising out of this Agreement, or any other document described or referred to herein, or the breach, termination or invalidity thereof, shall be submitted to and determined by binding arbitration. Such arbitration shall be conducted pursuant to the rules of the American Arbitration Association then in effect. The arbitration shall be conducted by a single neutral arbitrator and, unless otherwise agreed by all of the parties, shall be selected pursuant to such rules of the American Arbitration Association. The prevailing party in any such arbitration shall be entitled to recover such party's reasonable attorney's fees, costs and expenses incurred in connection with the arbitration. Any award pursuant to such arbitration shall be final and binding upon the parties, and judgment on the award may be entered in any federal state court having jurisdiction. Any such arbitration shall be conducted in San Antonio, Bexar County, Texas.


        14. Miscellaneous.

                (a) Entire Agreement and Amendment. This Agreement and the attached exhibits, schedules and other documents delivered hereunder contain the entire agreement between the parties with respect to the matters described herein and are a completely integrated and exclusive statement as to the terms thereof and supersede all previous agreements. This Agreement may not be altered or modified except by a writing signed by the parties hereto.

                (b) Notices. Any notice, demand or other writing of any kind whatsoever which may or shall be given pursuant to this Agreement shall be deemed given if personally delivered or on the third succeeding business day after being mailed by registered or certified mail, postage prepaid and return receipt requested, addressed as follows (or at such address as shall be specified by notice given hereunder):

               If to Seller:            Mr. Robert S. Rosow
                                        Howell Drilling, Inc.
                                        1420 NCNB Plaza
                                        300 Convent Street
                                        San Antonio, Texas 78205-3746

                    with copy to:       Dan G. Webster, III
                                        Cox & Smith Incorporated
                                        112 E. Pecan Street, Suite 1800
                                        San Antonio, Texas 78205

               If to Purchaser:         Mr. Wm. Stacy Locke
                                        South Texas Drilling & Exploration, Inc.
                                        9310 Broadway, Building 1
                                        San Antonio, Texas 78217

                    with copy to:       Daniel M. Elder
                                        Matthews & Branscomb, P.C.
                                        106 S. St. Mary's St. Suite 700
                                        San Antonio, Texas 78205

                (c) Headings. The Background section and all Section and paragraph headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                (d) Assignment. No party shall assign, transfer, pledge, hypothecate or encumber this Agreement, or any interest herein or hereunder, without the prior written consent of the other party.

                (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (f) Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective heirs, beneficiaries, legal representatives, successors and assigns, provided that any assignment of this Agreement or the rights hereunder by any party hereto, except as permitted hereunder, without the written consent of the other shall be void.

                (g) Waiver. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement and shall in no way affect the full right to require such performance from the other party at any time thereafter.

                (h) Payment of Expenses. Except as specifically described herein, each of the parties shall pay all of the costs which each incurs incident to the preparation, execution and delivery of this Agreement and the performance of the obligations hereunder, including, without limitation, the fees and disbursements of counsel, accountants and consultants, whether or not the transactions contemplated by this Agreement shall be consummated; provided, however, if Purchaser shall not purchase the Assets pursuant to and in accordance with this Agreement for any reason other than the exercise of a termination right expressly provided for herein or the failure of Seller to satisfy the conditions set forth in Section 9, then Purchaser shall pay to Seller, as liquidated damages, an amount equal to the fees and disbursements of counsel, accountants and consultants incurred by Seller in connection with the negotiation, preparation, execution and delivery of this Agreement and the performance thereof up to an aggregate of $20,000, but not more.

                (i) Invalidity. The invalidity of any provision of this Agreement shall not affect the validity of the remainder of any such provision or the remaining provisions of this Agreement.

                (j) Severability. This Agreement and the transactions contemplated herein constitute one sale and shall not be divisible in any manner. A breach of any portion of this Agreement shall be deemed a breach of the whole Agreement.

                (k) Governing Law and Choice of Forum. Texas law shall govern the construction and enforceability of this Agreement. Subject to the provisions of Section 13 hereof, any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a court sitting in San Antonio, Bexar County, Texas.

                (l) Further Assurances. Seller and Purchaser each agree that they shall execute and deliver any and all additional writings, instruments and other documents contemplated hereby or referred to herein and shall take such further action as shall be reasonably required in order to effectuate the terms and conditions of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      Seller:

                                      HOWELL DRILLING, INC., a Texas corporation

                                      By:   [ILLEGIBLE]
                                          -------------------------------------
                                            Its: Chairman of the Board


                                      By:   [ILLEGIBLE]
                                          -------------------------------------
                                            Its: President

                                      Purchaser:

                                      SOUTH TEXAS DRILLING & EXPLORATION,
                                      INC., a Texas corporation

                                      By:   [ILLEGIBLE]
                                          -------------------------------------
                                            Its: Chairman & CEO
                                                 ------------------------------